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Exhibit 10.4

Terms of Performance Stock Grant

        Pursuant to the terms and conditions of the SLM Corporation Incentive Plan ("IP"), the Compensation and Personnel Committee of the Board of Directors of SLM Corporation hereby grants to XXX, on [date]            (            ) shares of SLM Corporation common stock ("Performance Stock).

        On and from the date of grant of the Performance Stock, the Performance Stock shall be subject to forfeiture and shall not be vested or transferable, except as provided below.

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40 percent of the Performance Stock will vest upon the later of the third anniversary of the grant date and the date that SLM Corporation announces its 200X fiscal year results; provided that SLM Corporation has positive "core cash basis" net income for the 200X fiscal year; and 60 percent will vest upon the later of the fifth anniversary of the grant date and the date that SLM Corporation announces its 200X fiscal year results; provided that SLM Corporation has positive "core cash basis" net income for the 200X fiscal year. Except as provided below, if XXX ceases to be an employee of SLM Corporation (or one of its subsidiaries) for any reason, he/she shall forfeit any shares of Performance Stock that have not vested as of the date of such termination of employment.

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Unless previously vested pursuant to the foregoing provisions, the Performance Stock will vest upon XXX's death or Involuntary Termination, Disability or Change in Control, all as those terms are defined in the IP.

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Shares of Performance Stock are outstanding shares of common stock of SLM Corporation and as such, holders of the Performance Stock are entitled to vote the shares and receive dividends on the shares in the same manner as other shareholders of SLM Corporation. As required by the Internal Revenue Code, dividends declared on unvested shares of Performance Stock will be paid to XXX as additional compensation and will be taxed as ordinary income. Dividends declared on vested shares of Performance Stock will be paid directly to XXX and taxed as dividend income.

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XXX may at any time elect to have a sufficient number of shares of SLM Corporation's stock withheld by SLM Corporation to satisfy his income and employment tax withholding requirements that accrue upon the Performance Stock becoming vested and transferable, and the Compensation and Personnel Committee hereby approves the transfer of such shares to SLM Corporation for purposes of SEC Rule 16b-3.

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If compensation paid to XXX might be subject to the deduction limitations of section 162(m) of the Internal Revenue Code, actual vesting of the Performance Stock will occur upon certification by the Compensation and Personnel Committee that applicable performance targets have been met.

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Terms of Performance Stock Grant